GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
A Stock Company
[8515 East Orchard Road, Greenwood Village, CO 80111]
For service, call [1-800-537-2033 (extension 73343)]
APPLICATION FOR GROUP ANNUITY CONTRACT

SECTION A. PLAN SPONSOR
NAME OF PLAN SPONSOR		FEDERAL TAX ID #
STREET ADDRESS	CITY	STATE	ZIP CODE
TELEPHONE #	FAX #	SITUS
TYPE OF ENTITY: [ Church] [ Public School] [ Government] [ 501(c)(3) ] [ S Corp] [ Corporation] [ Partnership] [ LLC] [ Sole Proprietorship] [ Other (specify): ________]
FULL LEGAL NAME OF PLAN
SECTION B. CONTRACTHOLDER
NAME OF CONTRACHOLDER, IF DIFFERENT THAN THE PLAN SPONSOR		[FEDERAL TAX ID #, if applicable
STREET ADDRESS	CITY	STATE	ZIP CODE
TELEPHONE #	FAX #	SITUS]
TYPE OF ENTITY: [ Bank] [ Trust Company] [ Individual(s)] [ Other (specify): ________]
SECTION C. PLAN INFORMATION
[ 401(a) Plan] [ ERISA] [ Non-ERISA] [ 401(k) Plan] [ ERISA] [ Non-ERISA] [ 403(b) Plan] [ ERISA] [ Non-ERISA]	[ 457(b) Governmental Plan] [ Other(specify): ____________________]
SECTION D. COVERED FUND
[ Great-West SecureFoundation® Balanced Fund] [ Great-West SecureFoundation® Lifetime Funds]	[ ______________________________]
SECTION E. AGREEMENT AND SIGNATURES
AGREEMENT:
By signing this Application, Plan Sponsor and Contractholder, if different than Plan Sponsor, understand, accept, and otherwise agree to the provisions of the attached Group Annuity Contract, certify and otherwise represent that the information contained on this application is true and correct to the best of their knowledge, and agree to notify Great-West Life & Annuity Insurance Company of any changes to the information provided above. Any information provided herewith shall be considered to be representations and not warranties. Please refer to page 2 of this Application for applicable fraud warnings.

________________________________________          ___________________________________________
Signature of Plan Sponsor Date Signature of Contractholder Date
                                                                                                                 if different than Plan Sponsor

________________________________________            ___________________________________________
Print Name Print Name
________________________________________            ___________________________________________
Title Title

IMPORTANT NOTICES

Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.

FRAUD WARNINGS
[In some states we are required to advise you of the following: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.
Notice to Alabama residents only: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.
Notice to Arkansas, Louisiana, Rhode Island, and West Virginia residents only: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.
Notice to Colorado residents only: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.
Notice to District of Columbia residents only: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant.
Notice to Kentucky residents only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

Notice to Maryland residents only: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.
Notice to Maine, Tennessee, Virginia, and Washington residents only:  It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.
Notice to New Jersey residents only: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
Notice to New Mexico residents only: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.
Notice to Ohio residents only: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
Notice to Oklahoma residents only: Warning: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.
Notice to Pennsylvania residents only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.]